Exhibit 10.14

AMENDMENT NO. 3, dated as of January 20, 2013,
to that Employment Agreement dated March 8, 2010 (the "Agreement")
by and between Christopher Polimeni (the "Executive") and
AMERICAN MEDIA OPERATIONS, INC. (the "Company")

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until March 31, 2014 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of March 8, 2010 (the "Effective Time").

2.    Paragraph 3 of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Base Salary. Effective April 1, 2013, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $400,000 (Four Hundred Thousand Dollars and Zero Cents), payable in regular installments in accordance with the Company's usual payment practices.

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 3 as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ Daniel Rotstein	April 25, 2013
	Daniel Rotstein	Date

	/s/ Christopher Polimeni	April 25, 2013
	Christopher Polimeni	Date